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                                EXHIBIT 11.1

                NATIONAL EDUCATION CORPORATION AND SUBSIDIARIES
                -----------------------------------------------
                       CALCULATION OF EARNINGS PER SHARE
                       ---------------------------------
                (Amounts in thousands, except per share amounts)



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
                                                            Three Months Ended           Six Months Ended
                                                                  June 30,                    June 30,
                                                            ------------------           ----------------
                                                            1994          1993           1994        1993
                                                            ----          ----           ----        ----
INCOME (LOSS) FROM CONTINUING OPERATIONS                    $  1,003      $  (982)       $     67    $ (4,007)
                                                            ========      =======        ========    ========
NET LOSS                                                    $(46,441)     $(3,546)       $(49,385)   $ (7,895)
                                                            ========      =======        ========    ========
COMMON STOCK:
Shares outstanding from beginning of period                   29,506       29,982          29,405      29,968

Pro rata shares:
    Stock options exercised                                       10           11              93          14
    Shares purchased from treasury, from date of purchase         (8)        (221)             (6)       (153)
    Assumed exercise of stock options, using treasury stock
    method                                                       118          300             149         268
                                                            --------      -------        --------    --------
    Weighted average number of shares outstanding             29,626       30,072          29,641      30,097
                                                            ========      =======        ========    ========
EARNINGS (LOSS) PER SHARE FROM
  CONTINUING OPERATIONS                                     $    .03      $  (.03)       $     --    $   (.13)
                                                            ========      =======        ========    ========

LOSS PER SHARE                                              $  (1.57)     $  (.12)       $  (1.67)   $   (.26)
                                                            ========      =======        ========    ========
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